Exhibit 10.4

          ProductivIT Maintenance, Support and Portal Access Agreement

      This agreement ("Agreement") is made and entered into in between DynTek Services, Inc., a Delaware corporation with offices at 18881 Von Karman Avenue, Suite 250, Irvine, CA 92612 (hereinafter referred to as "DynTek") and Child Support Technologies, Inc., a Mississippi corporation, having offices located at 210 East Capitol Street, Suite 2000, Jackson, Mississippi 39201 ("CST"), as of March 1, 2004 (the "Effective Date").

      WHEREAS, DynTek owns the ProductivIT product; and

      WHEREAS, CST has been granted licenses to ProductivIT under separate agreement styled ProductivIT Sale Agreement of even date herewith (the "Sale Agreement"); and

      WHEREAS, the parties wish to memorialize the terms and conditions under which CST will receive maintenance, support and ongoing portal access relating to ProductivIT;

      NOW, THEREFORE, the parties agree as follows:

Terms and Conditions

1. Definitions. The definitions herein shall apply to any defined term, whenever it appears in this document, with or without quotation marks and/or capitalization, unless such definition would result in absurdity or contradict the intent of this document, in which case the term shall be defined by the plain meaning of the words.

      a.    ProductivIT shall mean the ProductivITTM products.

      b. Discontinued Products shall mean obsolete Products that DynTek no longer develops or supports. Discontinued Products shall not include previous versions of products that have been upgraded.

      c. Third Party Clients shall mean those persons or organizations receiving services from CST or its affiliates not for resale and shall be interchangeable with Retail Customers.

      d. Services shall mean the services to be provided by DynTek described in Section 2.

All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Sale Agreement.

2. Services and Pricing. For and in consideration of the license fee being paid to DynTek by CST under the Sale Agreement, $ 150,000 is allocated for CST to receive standard ProductiveIT maintenance and support for ProductiveIT licenses issued under the Sale Agreement (the "Services"). Support and maintenance includes, but is not limited to, ProductivIT localization for up to four agents, ongoing portal access and support of future versions of Microsoft Desktop Operating Systems. The fees being paid under the Sale Agreement are all inclusive. No additional amounts will be charged for taxes applicable to the Services, including, but not limited to federal, state or local taxes, or sales, use,

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excise, ad valorem or other taxes or duties. DynTek is solely responsible for the payment of all such taxes when applicable and shall indemnify and hold CST harmless from the same.

3. Product Changes. DynTek shall have no obligation to support any Discontinued Product for longer than one year from the date it becomes discontinued.

4. Relationship of Parties. The parties agree that this Agreement is between merchants and has been negotiated at arms length. No agency, partnership or joint venture is intended or created hereby except to the extent that CST is acting as an independent merchant, receiving DynTek's Services in the normal flow of commerce. Neither party shall have any authority to bind the other except as specifically provided herein. Nothing in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever. All financial obligations associated with a party's business are the sole responsibility of such party. All sales and other agreements between CST and its customers are CST's exclusive responsibility and shall have no effect on CST's obligations under this Agreement. Each party shall be solely responsible for, and shall defend, upon the other party's request and approval of counsel, indemnify and hold the other party free and harmless from any and all claims, damages or lawsuits (including such other party's reasonable attorneys' fees) arising out of the acts of a party, its employees or its agents, which legal and other proceedings for which indemnification is sought shall be conducted with counsel reasonably satisfactory to the indemnified party.

5.    Proprietary Rights and Confidentiality

      a. Confidentiality. Each party agrees that at all times during and after the term of this Agreement it will not use in any way for its own account or the account of any third party, nor disclose to any third party any of the other party's' product sales and marketing information, customer lists and pricing information, or other confidential information of the other party, and shall take every reasonable precaution to protect the confidentiality of such information. CST shall not publish any technical description of ProductiivIT or beyond the description published by DynTek without the express, written consent of DynTek.

      b. Indemnification. DynTek will defend at its expense any action brought against CST and/or any employee, partner, customer, agent and/or affiliate of CST, including any parent corporation of CST, to the extent based upon the claim that a ProductivIT or the Services, or any part thereof, infringes any duly issued United States patent, copyright or other intellectual property right of a third party ("intellectual property right") and shall pay any settlements or judgments to the extent based thereon; provided DynTek shall have had sole control of the defense of any such action or settlement negotiations with respect thereto, and no settlement of any such action occurred without the consent of DynTek; and provided further that CST notifies DynTek promptly in writing of such claim, suit or proceeding and, at DynTek's expense (except the value of time of CST's employees), gives DynTek adequate information and otherwise cooperates with DynTek.

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                                      -3-


      If ProductivIT becomes or the Services become, or in the opinion of DynTek, may become, subject to any claim of infringement of any intellectual property right, DynTek may, at its option: (i) procure for CST the right to use ProductivIT or Services; (ii) replace or modify the ProductivIT or Services, or any part thereof to make it non-infringing; or
      (iii) remove ProductivIT or cease providing the Services, or part thereof, and refund the aggregate payments paid therefor to DynTek under the Sale Agreement less a reasonable sum for the benefits of CST's prior use of ProductivIT.

      c. Entire Liability. The foregoing provisions of this section state the entire liability and obligation of DynTek and the exclusive remedy of CST and its customers with respect to the alleged infringement of any intellectual property right by ProductivIT or the Services or any part thereof.

6. Limitation of Liability. DynTek's liability arising out of this Agreement (other than DynTek's liability and obligations under Section 5 hereof which shall not be subject to the limitations of this Section 6), the termination thereof, and/or provision of Services shall be limited to the amount paid by CST for the licenses supported hereunder. In no event shall DynTek be liable for cost of procurement of substitute goods by anyone. Except as set forth in
Section 5, in no event shall DynTek be liable to CST or any other entity for any special, consequential, incidental or other damages, however caused, whether for breach of contract or otherwise, and whether or not CST has been advised of the possibility of such damage. This limitation shall apply notwithstanding any failure of essential purpose of any limited remedy provided herein.

8.    Term and Termination.

      a. This Agreement shall be effective upon its Effective Date and shall continue for the duration of the licenses granted under the Sale Agreement.

      b. Termination for Cause. If either party defaults in the performance of any provision of this Agreement for Cause (other than a Payment Default which falls within the definition of Cause, which shall only have a ten
      (10) day cure period following notice), then the non-defaulting party may give notice to the defaulting party that if the default is not cured within thirty (30) days the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty (30) day period, the Agreement shall terminate immediately upon written notice by the non-defaulting party. For purposes of this Agreement, "Cause" is an event of default as defined in Section 8.c.(1)and
      (2) below.

      c. This Agreement may be terminated by the non-defaulting party if any of the following events of default occur: (1) if a party materially fails to perform or comply with this Agreement or any provision hereof (including but not limited to any failure to make a payment when due as provided in this Agreement); (2) if either party fails to strictly comply with the provisions of Section 5.a. (Confidentiality); (3) if a party becomes insolvent or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; (4) if a petition under any foreign, state, or United States bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by a party; or (5) if such a petition is filed by any third party, or an application for a receiver is made by anyone and such petition or application is not dismissed within sixty (60) days.

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      Termination by the non-defaulting party under subprovisions (3) through
      (5) above may be effected immediately upon occurrence of such events.

      d. Obligations on Termination. Within ten (10) days after termination of this Agreement by DynTek due to a default of CST, CST shall cease and desist all use of the Software and Documentation and shall return to DynTek all full or partial copies of the Software and Documentation in Licensee's possession or under its control.

      e. Portal Support. In event DynTek ceases to conduct business or is unable to provide ongoing access to the portal due to financial constraints or other factors, CST is hereby granted the perpetual right to receive, use and operate the portal server application and intellectual property rights as necessary for the limited purpose of operating the portal in support of the licenses purchased under the Sale Agreement.

      f. Return of Materials. Within thirty (30) days after the termination or expiration of this Agreement, CST shall return to all DynTek confidential information and other DynTek materials in its possession for shipment, as DynTek may direct, at DynTek's expense.

10. Waiver of Certain Rights; Parties. This Agreement extends certain rights not only to CST but also to affiliates of CST. Notwithstanding the above, DynTek and its successors and assigns agree to look solely to CST and its assets for the performance of CST's obligations hereunder and under the Sale Agreement, including, but not limited to, the payment of the Purchase Price under the Sale Agreement. Under no circumstances shall DynTek or its successors or assigns hold or attempt to hold any officer, director, incorporator, shareholder (including, but not necessarily limited to, Young Williams, P.C.) or employee liable or responsible for the performance of CST's obligations hereunder or under the Sale Agreement, under any legal or equitable theory of any nature, their recourse being limited solely to CST and its assets.

11.   General Provisions

   a) Governing Law and Jurisdiction. Subject to the parties' agreement to arbitrate, any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties only within the courts of the State of Mississippi, County of Hinds, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

   b) Binding Arbitration.

      i) Any controversy or claim arising out of or relating to this Agreement for the breach hereof which cannot be settled by the parties shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") as set forth herein.

      ii) Each party may select one arbitrator. Selection shall be completed within ten (10) days of the receipt of a demand for arbitration. If either party fails to select an arbitrator within such ten- (10) day period, the one selected shall act as sole


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                                      -5-


            arbitrator. If two arbitrators have been selected, the two arbitrators selected shall select a third within fifteen (15) days after their selection. If they fail to do so, the AAA shall select the third arbitrator. The arbitrators shall set a date of hearing no later than sixty (60) days from the date all arbitrators have been selected. If the amount in controversy is less than $10,000.00, the parties shall mutually agree on one arbitrator to conduct the binding arbitration as mutually agreed by the parties outside of the AAA process. If the parties are unable to mutually agree upon one arbitrator or the alternative arbitration process within (10) days of the receipt of a demand for arbitration, the arbitration shall be conducted by the AAA as described above.

      iii)  The arbitration shall take place in Dallas, Texas.

      iv) The award of any arbitration shall be final, conclusive and binding on the parties hereto.

      v) The arbitrators may award any legal or equitable remedy. Judgment upon any arbitration award may be entered and enforced in any court of competent jurisdiction.

      vi) Either party to arbitration hereunder may bring an action for injunctive relief against the other party if such action is necessary to preserve jurisdiction of the arbitrators or to maintain status quo pending the arbitrators' decision. Any such action called pursuant to this paragraph shall be discontinued upon assumption of jurisdiction by the arbitrators and their opportunity to consider the request for equitable relief pending final decision in the arbitration. c) Survival of Certain Terms. The provisions herein relating to the obligations to protect the other's trade secrets, copyrights, trademarks and proprietary and property rights and relating to enforcement of this Agreement, indemnity and warranties shall survive the termination or expiration of this Agreement for any reason. All other right and obligations of the parties shall cease upon termination or expiration of this Agreement.

   d) Entire Agreement. This Agreement, (including the Exhibits and Attachments which are attached hereto and referenced on the cover page, if any), constitutes the entire agreement of the parties with respect to the ProductivIT maintenance and support to be provided to CST and supercedes all prior agreements and understandings between them with respect to such matters. The Sale Agreement has been entered into regarding the license of ProductivIT. No modification of this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by both parties.

   e) Independent Review. Each party declares that, prior to the execution of this Agreement, they apprised themselves of sufficient relevant data, through their legal counsel or through other sources of their own selection, in order that they might intelligently exercise their own judgment in deciding whether to execute, and deciding on, the contents of this Agreement. They further declare that, except as set forth herein, their decision was not based on or influenced by any declarations or representations of the other party hereto, or of the agents or employees of such other party.
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                                      -6-


   f) Notices. All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, one day after delivery for next day service to a nationally recognized overnight courier, by facsimile transmission (with confirmation back of receipt), or five (5) days after being mailed by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof:

      To DynTek:                     To CST:

      DynTek Services, Inc.          Child Support Technologies, Inc.
      Attn:  Brett Martin            P. O. Box 23059
      18881 Von Karman Ave.          Jackson, MS 39225-3059
      Suite 250                      ATTN: Mr. Robert L. Wells, President
      Irvine, CA  92612              (mail)

                                     210 East Capitol Street, Suite 2000
                                     Jackson, MS 39201
                                     (street)

      Phone:  949-955-0078           Phone: 601-948-6100
      Fax: 949-955-0087              Fax: 601-355-6136

      With a copy to:                With a copy to:

      DynTek Services, Inc.          Young, Williams, Henderson & Fuselier, P.A.
      Attn:  Wade Stevenson          P. O. Box 23059
      VP Finance                     Jackson, MS 39225-3059
      34705 W. 12 Mile suite 300     ATTN: James H. Neeld, IV, Esq.
      Farmington Hills, Mi. 48331

      Phone:  248-489-8700           Phone: 601-360-9021
      Fax:  248-869-6085             Fax: 601-355-6136

      And

      Peter W. Rothberg, Esq.
      Nixon Peabody LLP
      437 Madison Avenue
      New York, NY 10022

      Phone: 212-940-3106
      Fax: 866-947-2410

   g) Force Majeure. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to


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                                      -7-


      perform is beyond the control and not caused by the negligence of the non-performing party.

   h) Non-assignability and Binding Effect. A mutually agreed consideration for DynTek entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by CST and its affiliates under its present ownership, and accordingly, CST agrees that it's rights and obligations under this Agreement may not be transferred or assigned directly or indirectly to anyone, by operation of law or otherwise, to anyone other than its current affiliates, without the prior written consent of DynTek. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

   i) Partial Invalidity. If any provision of this Agreement (other than Section
      9) is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect. The parties agree to negotiate in good faith any term held invalid (other than Section 9) and to be bound by the mutually agreed substitute provision. If Section 9 is held to be invalid by a court of competent jurisdiction, this entire Agreement shall be null and void; provided, however, DynTek and its successors and assigns still shall be deemed to have waived any and all rights to recover any damages from any person or entity other than CST, whether under quantum meruit, any other equitable theory or otherwise.

   j) Legal Expenses. The prevailing party in any legal action arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorney's fees.

   k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

   l) Waiver. The failure of either party to exercise any right created hereby shall not be deemed a waiver of that right.

   m) Headings. The headings contained herein are not definitions, but rather are intended as topical finding aids and shall have no legal effect whatsoever.


IN WITNESS WHEREOF, the parties hereto have, through duly authorized officials, executed this as of the Effective Date.

DYNTEK SERVICES, INC.                       CHILD SUPPORT TECHNOLOGIES, INC.

By:                                         By:
   --------------------------------            ---------------------------------

Name:                                       Name: Robert L. Wells
     ------------------------------

Title:                                      Title: President
     ------------------------------

Date:                                       Date:
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